UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): June 20, 2013

Entia Biosciences, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualitin-Sherwood Road #800 Sherwood, Oregon	97140
(Address of principal executive offices)	(Zip Code)

(503) 334-3575
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2013, Entia entered into an Amendment and Transfer of Promissory Note agreement with Mark Wolf to extend the maturity date on a promissory note dated February 18, 2010 in the principal amount of $50,000 with interest accruing at 6% per annum from December 31, 2011 to December 31, 2013.  Mr. Wolf also received consent from Entia to transfer ownership of the Promissory Note to Larry Johnson.  A copy of the Amendment and Transfer of Promissory Note agreement is attached as exhibit 10.1.

Item 8.01	Other Events

On November 4, 2013 we recieved approval from more than 70% of the holders of Series A Preferred Stock to amend the Certificate of Designations of Rights, Preferences and Limitations of the Series A Preferred Stock of Entia Biosciences, Inc. to remove the bulk of the anti-dilution provisions therein in Section 6C (i) through (iv) of the Certificate.

The anti-dilution provisions of the Certificate were previously triggered, with certain exceptions, upon the occurence of issuances of equity securities by Entia at less than $2.00 per share of common stock or by the issuance of convertible securities with an exercise price less than $0.50 per share, which is equal to the current conversion ratio pursuant to which one share of Series A preferred stock is convertible into 10 shares of common stock.  By waiving the application of the anti-dilution provisions of the Certificate to all future equity securities issuances by Entia, the ratio at which the Series A preferred stock will be convertible into shares of Entia Biosciences common stock will remain 10 shares of common stock for each share of Series A preferred stock and will not be adjusted except pursuant to stock splits or stock dividends.

In recognition of the accommodation shown by the Series A preferred stock holders, upon approval of the waiver of the anti-dilution provision, each Series A preferred stock holder was issued one three year common stock purchase warrant exercisable at $0.75 per share for each two shares of Series A preferred stock held as of the date of the approval.

A copy of the amended Certificate of Designations of Rights, Preferences and Limitations of the Series A Preferred Stock of Entia Biosciences, Inc. is attached hereto as Exhibit 99.1.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1  Amendment and Transfer of Promissory Note agreement between Entia Biosciences, Inc. and Mark C. Wolf dated June 20, 2013

99.1  Certificate of Designations of Rights, Preferences and Limitations of the Series A Preferred Stock of Entia Biosciences, Inc. amended as of November 4, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC. (Registrant)

Date: November 8, 2013	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President, CEO and Acting CFO